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                                                                      EXHIBIT 8

                   FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
              A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

                              ONE NEW YORK PLAZA
                        NEW YORK, NEW YORK 10004-1980
                                 212-859-8000
                               FAX 212-859-4000


SPX Corporation
700 Terrace Point Drive
P.O. Box 3301
Muskegon, Michigan  49443-3301

Gentlemen:

         We are acting as counsel to SPX Corporation, a Delaware corporation ("SPX"), and SAC Corp., a Delaware corporation and a wholly-owned subsidiary of SPX ("Merger Sub"), in connection with the merger (the "Merger") of General Signal Corporation, a New York corporation ("General Signal"), with and into Merger Sub pursuant to an Agreement and Plan of Merger, dated as of July 19, 1998, by and among SPX, Merger Sub, and General Signal.

         SPX proposes to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), a registration statement on Form S-4 (File No. 333-60853) (the "Registration Statement") with respect to the common stock, par value $10.00 per share, of SPX to be issued to holders of shares of common stock, par value $1.00 per share, of General
Signal in connection with the Merger. In addition, General Signal and SPX have prepared, and we have reviewed, a Joint Proxy Statement/Prospectus which is contained in and made a part of the Registration Statement (the "Joint Proxy Statement/Prospectus"). In rendering the opinion set forth below, we have relied upon the facts and assumptions stated in the Joint Proxy Statement/Prospectus and upon such other documents as we have deemed appropriate. Terms not otherwise defined herein shall have the meaning ascribed to them in the Joint Proxy Statement/Prospectus.

         We have assumed that all parties to the Merger Agreement have acted, and will act, in accordance with the terms of such Merger Agreement and that the Merger will be consummated at the Effective Time pursuant to the terms and conditions set forth in the Merger Agreement without the waiver or modification of any such terms and conditions. Under the Merger Agreement, it is a condition to the closing of the Merger that SPX and General Signal each receive an opinion from their respective legal advisors to the effect that the Merger will, subject to certain assumptions and based upon certain representations by SPX and General Signal, constitute a reorganization under Section 368(a) of the Internal
Revenue Code of 1986, as amended.

         Based upon and subject to the foregoing, and subject to the qualifications, limitations and assumptions contained in the portion of the Joint Proxy Statement/Prospectus captioned "Certain Federal Income Tax Consequences of the Merger," it is our opinion that, assuming that the Merger will constitute a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as


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amended, that portion of the Joint Proxy Statement/Prospectus captioned "Certain
Federal Income Tax Consequences of the Merger," to the extent the statements contained therein relate to matters of United States federal income tax law or legal conclusions with respect thereto, fairly presents the information disclosed therein in all material respects. No opinion is expressed on any matters other than those specifically referred to herein.

         The opinion is furnished to you for use in connection with the Registration Statement and may not be used for any other purpose without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the captions "Certain Federal Income Tax Consequences of the Merger" and "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

                                        Very truly yours,

                                        FRIED, FRANK, HARRIS, SHRIVER & JACOBSON


                                        By:     /s/ Jack L. Jacobson
                                            ------------------------------------
                                                    Jack L. Jacobson




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